UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2014, Rentech Nitrogen Partners, L.P. (the “Partnership”) entered into the First Amendment to the Credit Agreement (the “First Amendment”) by and among the Partnership and Rentech Nitrogen Finance Corporation as borrowers (the “Borrowers”), certain subsidiaries of the Partnership, as guarantors, the lenders signatory thereto, and General Electric Capital Corporation, for itself as agent for the lenders party thereto. The First Amendment modifies the underlying Credit Agreement to allow the Partnership 60 days, instead of 45 days, to deliver its unaudited quarterly financial statements for the fiscal quarter ended June 30, 2014 to the Lenders.

This Current Report on Form 8-K contains only a summary of certain provisions of the First Amendment. The summary does not purport to be a complete summary of the First Amendment and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 10.1.

Item 8.01 Other Events.

The Partnership maintains disclosure controls and procedures (“DCP”) that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), is recorded, processed, summarized, and reported within the time periods specified in the SEC rules and forms, and that such information is accumulated and communicated to the General Partner’s management, including its Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating DCP, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. Management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

The Partnership, under the supervision and with the participation of the General Partner’s management, including the General Partner’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of the Partnership’s DCP as of June 30, 2014. At the time that our Annual Report on Form 10-K for the year ended December 31, 2013 was filed on March 13, 2014, the General Partner’s Chief Executive Officer and Chief Financial Officer concluded that our DCP were effective at a reasonable assurance level as of December 31, 2013. On May 12, 2014, when our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 was filed, the General Partner’s Chief Executive Officer and Chief Financial Officer concluded that our DCP were effective at a reasonable assurance level as of March 31, 2014. Subsequent to these evaluations, the General Partner’s management, including the Chief Executive Officer and the Chief Financial Officer, identified certain material weaknesses in internal control over financial reporting (“ICFR”) as of June 30, 2014, and therefore concluded that DCP were not effective as of June 30, 2014. Management reevaluated its previous conclusions on ICFR as of December 31, 2013 and March 31, 2014, and determined that the material weaknesses described below also existed as of these dates. Therefore, management concluded that DCP were also not effective as of December 31, 2013 and March 31, 2014 because of material weaknesses, as described below, in our ICFR.

A material weakness is a deficiency, or combination of deficiencies, in ICFR, such that there is a reasonable possibility that a material misstatement of the Partnership’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following control deficiencies that constituted material weaknesses in our ICFR as of June 30, 2014. Management also determined that these material weaknesses existed as of December 31, 2013 and March 31, 2014:

The Partnership did not design and maintain effective internal controls over the review of the cash flow forecasts used in the accounting for goodwill, and the determination of the goodwill impairment charge in accordance with generally accepted accounting principles. Specifically, the Partnership did not design and maintain effective internal controls related to determining the carrying value and fair value of a reporting unit for the purpose of performing its impairment tests, documenting management’s review of assumptions used in forecasts, verifying that data contained in reports provided by specialists reconcile to the information provided to those specialists, and documenting management’s review regarding the identification of events and changes in circumstances that indicate it is more likely than not that a goodwill impairment has occurred between annual impairment tests.

Notwithstanding the material weaknesses described above, our management has concluded that our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as previously filed with the SEC, and the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed today, are fairly stated in all material respects in accordance with generally accepted accounting principles in the United States of America for each of the periods presented and that they may still be relied upon. However, these control deficiencies, if unremediated, could, in another reporting period, result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected by the controls. Accordingly, our management has determined that these control deficiencies constitute material weaknesses.

The Partnership will be amending its Annual Report on Form 10-K for the year ended December 31, 2013, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 to reflect the conclusion by the General Partner’s management that ICFR and DCP were not effective as of December 31, 2013, and March 31, 2014.

The Partnership is in the process of remediating the identified deficiencies in ICFR, and expects the control weaknesses to be remediated in the coming reporting periods. However, the Partnership is unable at this time to estimate when the remediation will be completed.

We cannot assure you that we will be able to remediate the material weaknesses or that additional deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement new or improved internal controls, or any difficulties that we may encounter in their maintenance or implementation, could result in additional significant deficiencies or material weaknesses, result in material misstatements in our financial statements and cause us to fail to meet our reporting obligations, which in turn could cause the trading price of our common units to decline.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of the Exhibit

10.1	First Amendment to Credit Agreement, dated as of August 13, 2014, among Rentech Nitrogen Partners, L.P. and Rentech Nitrogen Finance Corporation, as borrowers, Rentech Nitrogen LLC, Rentech Nitrogen Pasadena Holdings, LLC and Rentech Nitrogen Pasadena, LLC, as subsidiary guarantors, and General Electric Capital Corporation, as agent, and the lenders parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P.,
a Delaware limited partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: August 18, 2014	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel